Exhibit (g)(27)

FINANCIAL INVESTORS TRUST

1290 Broadway, Suite 1100

Denver, Colorado 80203

June 30, 2014

State Street Bank and Trust Company

Channel Center, CCB7

1 Iron Street

Boston, Massachusetts 02210

Attention: Denis Valdinocci

Re:   Financial Investors Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as ALPS/STERLING ETF TACTICAL ROTATION FUND, (the “Portfolio”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of June 1, 2013 as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio(s) under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

FINANCIAL INVESTORS TRUST on behalf of: ALPS/STERLING ETF TACTICAL ROTATION FUND

By:	/s/ David T. Buhler
Name:	David T. Buhler
Title:	Secretary , Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President, Duly Authorized
Effective Date: June 30, 2014

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Financial Investors Trust

ALPS Real Asset Income Fund

ALPS Real Asset Income Fund (Cayman) Ltd.

ALPS/Red Rocks Listed Private Equity Fund

Clough China Fund

ALPS/CoreCommodity Management CompleteCommodities Strategy Fund

CoreCommodity Management Cayman Commodity Fund Ltd.

RiverFront Dynamic Equity Income Fund

RiverFront Global Allocation Fund

RiverFront Global Growth Fund

RiverFront Moderate Growth/Income Fund

RiverFront Conservative Income Builder Fund

ALPS/Alerian MLP Infrastructure Index Fund

ALPS/WMC Disciplined Value Fund

ALPS/Westport Resources Hedged High Income Fund

ALPS/Sterling ETF Tactical Rotation Fund